SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   October 25, 2010

LITHIUM TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10446	13-3411148
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

5115 Campus Drive, Plymouth Meeting, PA	19462
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (610) 940-6090

_________________Not Applicable____________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of us under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01.  Entry Into a Material Definitive Agreement.

On October 25, 2010, Lithium Technology Corporation (the “Company”) closed on the sale of its securities in a private transaction.  The Company sold 83,333,333 shares of Common Stock (the “Shares”) for an aggregate of $2 million to one investor (the “Purchaser”) pursuant to the terms of a Stock Purchase Agreement (the “SPA”).  The SPA provides that following December 17, 2010, the Purchaser shall have the right to demand that the Company cause a registration statement relating to the resale of the Shares to be filed with the SEC (the “Registration Statement”) as promptly as practicable and in no event later than 45 days following a written demand for registration (such 45th day, the “Required Filing Date”) and to become effective as promptly as practicable and in no event later than 90 days following the earlier of (a) the Required Filing Date and (b) the date such Registration Statement was filed.  The Company’s obligation to cause the Registration Statement to be filed and to maintain the effectiveness thereof shall expire at such time as the entirety of the Shares can be publicly resold without restriction in the absence of registration.  For each thirty day period or portion thereof during which a breach of the registration obligations remains uncured, the Company shall pay to Purchaser 2% of the aggregate Purchase Price.  The Company and the Purchaser shall each pay 50% of the costs and expenses associated with the preparation and filing of the Registration Statement provided however the total of such costs and expenses that the Purchaser shall bear shall not exceed $50,000.

Section 3 – Securities and Trading Markets

Item 3.02.  Unregistered Sales of Equity Securities.

As described above, on October 25, 2010, the Company closed on the sale of 83,333,333 shares of Common Stock for an aggregate of $2 million to the Purchaser in a private transaction. The Company did not pay any underwriting discounts or commissions in connection with the issuance of the Shares in this transaction. Issuance of the Shares was exempt from registration under Section 4(2) of the Securities Act. The Shares were issued to the Purchaser in a private transaction without the use of any form of general solicitation or advertising. The underlying securities are “restricted securities” subject to applicable limitations on resale.

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On October 21, 2010, Dr. Klaus Brandt resigned as an officer and director of the Company and each of its subsidiaries and affiliates effective October 29, 2010.  Dr. Brandt will continue as an employee of GAIA Akkumulatorenwerke GmbH until December 31, 2010 which will be his last day with the company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LITHIUM TECHNOLOGY CORPORATION (Registrant)

By:	/s/ Theo M.M. Kremers
Name:	Theo M.M. Kremers
Title:	Chief Executive Officer

Date:  October 29, 2010